EXHIBIT 4.b.2







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                          REGISTRATION RIGHTS AGREEMENT

                                  by and among

                             CONEXANT SYSTEMS, INC.

                                       and

                                THE SHAREHOLDERS

                                       of

                              APPLIED TELECOM, INC.

                         -------------------------------

                            Dated as of April 5, 2000

                         -------------------------------










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                                TABLE OF CONTENTS


                                                                           Page

Section 1.  Definitions......................................................1
Section 2.  Piggyback Registrations..........................................3
Section 3.  Registration Procedures..........................................4
Section 4.  Registration Expenses............................................6
Section 5.  Indemnification..................................................7
Section 6.  Information by Seller............................................9
Section 7.  Delay of Registration............................................9
Section 8.  Rule 144.........................................................9
Section 9.  Termination of Conexant's Obligations............................10
Section 10.  Successors and Assigns..........................................10
Section 11.  Amendment and Waivers...........................................10
Section 12.  Notices.........................................................10
Section 13.  Headings........................................................11
Section 14.  Construction....................................................11
Section 15.  Entire Agreement................................................11
Section 16.  Governing Law...................................................11
Section 17.  Consent to Jurisdiction.........................................11
Section 18.  Counterparts....................................................12













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                          REGISTRATION RIGHTS AGREEMENT


         REGISTRATION RIGHTS AGREEMENT dated as of April 5, 2000 by and among Conexant Systems, Inc., a Delaware corporation ("Conexant") and the shareholders of Applied Telecom, Inc., an Illinois corporation (the "Company"), set forth on the signature pages hereof (each a "Seller" and collectively, the "Sellers").



                              PRELIMINARY STATEMENT

         In consideration of the mutual promises made in this Agreement, the parties, intending to become legally bound, hereby agree as follows:

         Section 1. Definitions.

         (a) For purposes of this Agreement, capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in the Merger Agreement (as defined below), and the following terms shall have the meanings set forth below:

         "Affiliate" means, with respect to any specified person, an "affiliate", as defined in Rule 144 under the Securities Act, of such person.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the State of Illinois are authorized or obligated by law or executive order to close.

         "Conexant" shall have the meaning set forth in the preamble to this Agreement.

         "Conexant Stock" means shares of Common Stock, par value $1 per share, of Conexant.

         "Company" shall have the meaning set forth in the preamble to this Agreement.

         "Company Stock" means the Common Stock of the Company.

         "Effectiveness Period" means the period of two years from the later of
(a) the Closing or (b) any Subsequent Delivery Date, or such shorter period ending on the date that all Registrable Shares have ceased to be Registrable Shares.

         "Eligible Period" means the period commencing six months after the date of the Agreement and terminating nine months after the date of the Agreement.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Indemnified Party" shall have the meaning set forth in Section 6(c) of this Agreement.




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         "Indemnifying Party" shall have the meaning set forth in Section 6(c)
of this Agreement.

         "Merger Agreement" means the Agreement of Merger dated April 5, 2000 by and among Conexant, Wildflower Acquisition, Inc., the Company and Sellers.

         "Notice and Questionnaire" means a written notice delivered to Conexant containing substantially the information called for by the Seller's Notice and Questionnaire attached as Exhibit A to this Agreement.

         "Notice Seller" means any Seller that on any date has delivered a Notice and Questionnaire to Conexant on or prior to such date.

         Piggyback Registration" shall have the meaning set forth in Section 3(a) hereof of this Agreement.

         "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such prospectus.

         The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

         "Registrable Shares" means all shares of Conexant Stock issued or issuable in connection with the conversion of the Conexant Stock as set forth in Sections 2.05, 2.09 and 2.10 of the Merger Agreement and any and all securities issued or issuable with respect to such shares of Conexant Stock upon any stock split or stock dividend or into which such shares of Conexant Stock have been or may be converted or exchanged in connection with any merger, consolidation, recapitalization or similar event until, in the case of any such security, (A) the earliest of (i) its effective registration under the Securities Act and resale in accordance with the registration statement covering it, (ii) expiration of the holding period that would be applicable thereto under Rule 144(k) were it not held by an Affiliate of Conexant or (iii) its sale to the public pursuant to Rule 144, and (B) as a result of the event or circumstance described in any of the foregoing clauses (i) through (iii), the legend with respect to transfer restrictions required under the Merger Agreement is removed or removable in accordance with the terms of the Merger Agreement or such legend, as the case may be.

         "Registration Statement" means any registration statement prepared and filed with the SEC pursuant to a Piggyback Registration.

         "Rule 144" means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

         "Sellers" shall have the meaning set forth in the preamble.




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         "Suspension Period" shall have the meaning set forth in Section 4(a) of this Agreement.

         (b) The definitions in Section 1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The words "herein", "hereof" and "hereunder" and words of similar import refer to this Agreement (including the Exhibits to this Agreement) in its entirety and not to any part hereof unless the context shall otherwise require. All references herein to Sections and Exhibits shall be deemed references to Sections of and Exhibits to this Agreement unless the context shall otherwise require. Unless the context shall otherwise require, any references to any agreement or other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provisions). Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Any reference in this Agreement to a "day" or a number of "days" (without explicit reference to "Business Days") shall be interpreted as a reference to a calendar day or number of calendar days. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

         Section 2. Piggyback Registrations.

         (a) Right to Piggyback. Whenever, during the period commencing on the date of the Agreement and ending 24 months after the date of the Agreement, Conexant proposes to register under the Securities Act on behalf of any of its shareowners any shares of Conexant Stock (except for the registration of securities to be offered pursuant to an employee benefit plan on Form S-3 or Form S-8 or pursuant to a registration made on Form S-4 or any successor forms then in effect) at any time and the registration form to be used may be used for the registration of the Registrable Shares (a "Piggyback Registration"), Conexant will so notify Sellers in writing no later than 30 days prior to the filing date of a registration statement in connection therewith. The notice shall offer to include in such filing the amount of Registrable Shares as Sellers may request. Each Seller shall (i) advise Conexant in writing within 15 days after the date of receipt of such offer from Conexant, setting forth the number of Registrable Shares for which registration is requested, and (ii) deliver to Conexant a letter from counsel to such Seller to the effect that registration under the Securities Act is or may be required for the sale of such Registrable Shares. If at any time after giving any such written notice of its intention to effect any registration of securities and prior to the effective date of the Registration Statement filed in connection with such registration, Conexant shall determine for any reason not to register any securities which gave rise to the Piggyback Registration, Conexant may, in its sole discretion, give written notice of such determination to Sellers and thereupon it shall be relieved of its obligation to register any Registrable Shares in connection with such registration. If the offering subject to any notice given pursuant to this
Section 2(a) is to be underwritten, Sellers shall sell the Registrable Shares to be included in the registration to or through the underwriter or underwriters of the securities being registered upon terms generally comparable to the terms applicable to others, and if any underwriter or underwriters reasonably determine that the number of shares included in the Registration Statement is more than can be sold in an orderly fashion,




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then the number of shares which Sellers and any other holders of Conexant Stock having piggyback registration rights will be permitted to include in such registration statement will be reduced pro rata in proportion to the number of shares proposed to be included in such registration by Sellers and any other holders having piggyback registration rights to an amount reasonably acceptable to the underwriter or underwriters.

         (b) Selection of Underwriters. If any Piggyback Registration is an underwritten offering, Conexant will select the investment banker(s) and manager(s) that will administer the offering and Conexant and Sellers shall enter into a customary underwriting agreement with such investment banker(s) and manager(s).

         Section 3. Registration Procedures.

         (a) Obligations of Conexant. Whenever Conexant effects the registration of Registrable Shares under the Securities Act pursuant to Section 2 hereof, Conexant shall:

         (1) Prepare and file (or cause to be filed) with the SEC a Registration Statement on Form S-3 (or any applicable successor form) with respect to the applicable Registrable Shares and use its reasonable best efforts to cause the Registration Statement to become effective;

         (2) Prepare and file with the SEC such amendments to the Registration Statement and amendments or supplements to the Prospectus contained therein as may be necessary to keep such Registration Statement effective and such Registration Statement and Prospectus accurate and complete for the Effectiveness Period;

         (3) Furnish to each Seller copies of the Registration Statement, any preliminary or final Prospectus, any amendment or supplement to any of the foregoing and such other documents as such Seller may reasonably request in order to facilitate the public offering of the Registrable Shares;

         (4) Use its reasonable best efforts to register or qualify the Registrable Shares covered by the Registration Statement and to maintain such registration or qualification under such state securities or blue sky laws as Sellers shall reasonably request and do any and all other reasonable acts and things that may be necessary or advisable to enable Sellers to consummate the disposition of the Registrable Shares in such jurisdiction, except that Conexant shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified;

         (5) Notify Sellers, promptly after it shall receive notice thereof, of the date and time when any Registration Statement and each post-effective amendment thereto has become effective;

         (6) Notify Sellers promptly of any request by the SEC for the amending or supplementing of any Registration Statement or Prospectus or for additional information;




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         (7) Notify Sellers, at any time when a Prospectus relating to the
Registrable Shares is required to be delivered under the Securities Act, of any event which would cause any such Prospectus or any other Prospectus as then in effect to include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare and file with the SEC, and promptly notify Sellers of the filing of, such amendments or supplements to any Registration Statement or Prospectus as may be necessary to correct any such statements or omissions;

         (8) Notify Sellers, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of any Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

         (9) Use its reasonable best efforts to list or qualify all Registrable Shares covered by any Registration Statement on any securities exchange or inter-dealer quotation system on which Conexant Stock is then listed or quoted; and

         (10) Otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to Seller, as soon as reasonably practicable, an earning statement covering the period of at least 12 months, beginning with the first full calendar month after the effective date of each Registration Statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

         (b) Seller Information. Notwithstanding anything to the contrary contained herein, Conexant may require that each Seller, as a condition to any Demand Registration or to having Registrable Shares included in any Piggyback Registration, furnish to Conexant such information regarding such Seller and the contemplated distribution of its Registrable Shares as shall be required to be included in the applicable Registration Statement, and that such information be furnished to Conexant in writing and signed by each Seller and stated to be specifically for use in the related Registration Statement, Prospectus or other document incident thereto.

         (c) Notice to Discontinue. Each Seller agrees that, upon receipt of any notice from Conexant of any event of the kind described in Section 4(a)(7) hereof, such Seller will discontinue disposition of Registrable Securities until such Seller receives copies of the supplemented or amended Prospectus contemplated by Section 4(a)(7). In addition, if Conexant requests, each Seller will deliver to Conexant (at Conexant's expense) all copies of the Prospectus covering the Registrable Shares current at the time of receipt of the notice.

         (d) Notice by Seller. Whenever a Seller has requested that any Registrable Shares be registered pursuant to this Agreement, such Seller shall notify Conexant, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event (to such Seller's knowledge and as to matters concerning such Seller) as




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a result of which the Prospectus included in the Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (e) Suspension of Registration. Notwithstanding anything to the contrary contained herein, following the effectiveness of a Registration Statement registering Registrable Shares, Conexant may suspend at any time the availability of such Registration Statement and any related Prospectus upon (i) the issuance by the SEC of a stop order with respect to such Registration Statement or the initiation of proceedings with respect to such Registration Statement under Section 8(d) or 8(e) of the Securities Act, (ii) the occurrence of any event or the existence of any fact as a result of which (A) any Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or
(iii) the occurrence or existence of any pending corporate development, including without limitation any such development that might (A) interfere with or affect the negotiation or completion of any material transaction or other material event that is being contemplated by Conexant (whether or not a final decision has been made to undertake such material transaction at the time the right to delay is exercised), or (B) involve initial or continuing disclosure obligations that might not be in the best interest of Conexant's shareowners, that, in the reasonable discretion of Conexant, makes it appropriate to suspend the availability of any Registration Statement and the related Prospectus (any suspension of the availability of a Registration Statement and related Prospectus upon any event described in any of subsections (i), (ii) and (iii) above is hereinafter referred to as a "Suspension Period"); provided that the duration of a Suspension Period under subsections (ii) and (iii) shall not extend beyond 120 days. Notwithstanding the foregoing, Conexant shall be limited to no more than two Suspension Periods under subsections (ii) and (iii) above in any rolling 12-month period. Conexant shall endeavor to end any Suspension Period as promptly as practicable under the circumstances.

         Conexant shall notify each Seller in writing of the existence of a Suspension Period. Upon receipt of any notice from Conexant of a Suspension Period, each Seller shall forthwith discontinue any disposition of Registrable Shares until such Seller (i) is advised in writing by Conexant that the use of the applicable Prospectus may be resumed, (ii) has received copies of a supplemental or amended Prospectus, if applicable, and (iii) has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference into such Prospectus.

         Section 4. Registration Expenses.

         With respect to any Piggyback Registration effected pursuant to Section 2 hereof, all fees, costs and expenses of and incidental to such Piggyback Registration and the public offering in connection therewith shall be borne by Conexant; provided, however, that the Sellers shall bear their own underwriting discounts or commissions, selling or placement agent or broker




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fees and commissions, and transfer taxes, if any, in connection with the sales of securities by such Seller.

         Section 5. Indemnification.

         (a) By Conexant. Conexant will indemnify each Seller and each of its officers, directors, stockholders, partners, employees and agents and each person controlling such Seller within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation (including reasonable attorneys' fees), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement or Prospectus (including, in each case, all documents incorporated by reference therein, as such documents may have been updated by later dated documents), or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by Conexant of any rule or regulation promulgated under the Securities Act applicable to Conexant and relating to action or inaction required of Conexant in connection with any such registration, qualification or compliance; provided, however, that Conexant will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to Conexant by such Seller and stated to be specifically for use therein or by a Seller's failure to deliver a copy of the relevant Registration Statement or Prospectus or any amendments or supplements thereto after Conexant has furnished that Seller or underwriter with copies of the same. In connection with a firm or best efforts underwritten offering, to the extent customarily required by the managing underwriter, Conexant will indemnify the underwriters, their officers and directors and each such person who controls the underwriters (within the meaning of Section 15 of the Securities Act), to the extent customary in such agreements.

         (b) By the Sellers. Each Seller will, if Registrable Shares held by such Seller are included in the securities as to which such registration is being effected, indemnify Conexant, each of its directors, officers, stockholders, partners, employees and agents and each person who controls Conexant within the meaning of Section 15 of the Securities Act, and each other such Seller, each of its officers, directors, partners, employees and agents and each person controlling such Seller within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation (including reasonable attorneys' fees), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement or Prospectus, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement or Prospectus, in reliance upon and in conformity with written information furnished to Conexant by such Seller and stated to be specifically for use therein; provided, however, that the obligation to indemnify will be




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individual to each Seller and shall be limited to an amount equal to the net proceeds received by such Seller of Registrable Shares sold in connection with such registration. In connection with a firm or best efforts underwritten offering, to the extent customarily required by the managing underwriter, each Seller, severally and not jointly, will indemnify the underwriters, their officers and directors and each person who controls the underwriters (within the meaning of Section 15 of the Securities Act), to the extent customary in such agreements; provided, however, that the obligation to indemnify will be individual to each Seller and shall be limited to an amount equal to the net proceeds received by such Seller of Registrable Shares sold in connection with such registration.

         (c) Each party entitled to indemnification under this Section 5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (which approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. No Indemnifying Party in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         (d) If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction (by the entry of a final judgment or decree and the expiration of time to appeal or the denial of the last right of appeal) to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.




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         (e) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 5(d). Notwithstanding anything herein to the contrary, no participating holder of Registrable Shares will be required to contribute any amount in excess of the amount by which the net proceeds received by such participating holder from the sale of Registrable Shares pursuant to the Registration Statement exceeds the amount of any damages that such participating Seller has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

         (f) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in any underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         (g) The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling person of the Indemnified Party and will survive the completion of any offering of Registrable Shares in any Registration Statement under this Agreement.

         Section 6. Information by Seller. The Seller or Sellers wishing to sell any Registrable Shares in any registration shall furnish to Conexant such information regarding such Seller or Sellers and the distribution proposed by such Seller or Sellers as Conexant may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

         Section 7. Delay of Registration. The Sellers shall not have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of these registration rights.

         Section 8. Rule 144. Conexant agrees that it will use its best efforts to file with the SEC in a timely manner all reports and other documents required to be filed by Conexant under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, to the extent required from time to time, to enable each Seller to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144, or (ii) any similar rule or regulation hereafter adopted by the SEC, until the earlier to occur of the date (a) the Registrable Shares covered thereby have been sold pursuant to a Registration Statement, or
(b) by which each Seller may sell all of its or his Registrable Shares covered thereby under Rule 144(k). Conexant also agrees to furnish to each Seller forthwith upon request any information which such Seller may reasonably request in availing itself of Rule 144.




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         Section 9. Termination of Conexant's Obligations. Conexant shall have no obligations to register or maintain any Registration Statement governing Registrable Shares and no penalties or liquidated damages will accrue or be payable as a result of such failure to register or maintain any Registration Statement, (a) if all Registrable Shares have been registered and sold pursuant to a Registration Statement effected pursuant to this Agreement, or (b) with respect to any particular Seller, at such time as all Registrable Shares held by such Seller may be sold under Rule 144(k), as it may be amended from time to time, including but not limited to amendments that reduce that period of time that securities must be held before such securities may be sold pursuant to such Rule.

         Section 10. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto including any person to whom Registrable Shares are transferred in accordance with the provisions of the Merger Agreement.

         Section 11. Amendment and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departure from the provisions hereof may not be given unless agreed upon in writing by Conexant, the holders of a majority of the Registrable Shares and the holders of a majority of the Registrable Shares held by the Sellers.

         Section 12. Notices. All notices and other communications required or permitted to be given by any provision of this Agreement or any other Transaction Document shall be in writing and mailed (certified or registered mail, postage prepaid, return receipt requested) or sent by hand or overnight courier, or by facsimile transmission (with acknowledgment received), charges prepaid and addressed to the intended recipient as follows, or to such other addresses or numbers as may be specified by a party from time to time by like notice to the other party:

            (a)     If to Conexant:

                    Conexant Systems, Inc.
                    4311 Jamboree Road
                    Newport Beach,  California 92660-3095


                    Attention:    Dennis E. O'Reilly, Esq.
                                  Senior Vice President,
                                  General Counsel and
                                  Secretary
                    Telecopy:     (949) 483-3206










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                    with a copy to:

                    Chadbourne & Parke LLP
                    30 Rockefeller Plaza
                    New York, New York  10112


                    Attention:       Peter R. Kolyer, Esq.
                    Telecopy:        (212) 541-5369


         (b) If to any Seller, at the address set forth below such Seller's name on the signature page hereof.

All notices and other communications given in accordance with the provisions of this Agreement shall be deemed to have been given and received when delivered by hand or transmitted by facsimile (with acknowledgment received), three Business Days after the same are sent by certified or registered mail, postage prepaid, return receipt requested or one Business Day after the same are sent by a reliable overnight courier service, with acknowledgment of receipt.

         Section 13. Headings. The table of contents and section headings contained in this Agreement are for reference purposes only and shall not be deemed a part of this Agreement or affect in any way the meaning or interpretation of this Agreement.

         Section 14. Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

         Section 15. Entire Agreement. This Agreement and the other Transaction Documents collectively constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior negotiations, agreements and understandings of the parties of any nature, whether oral or written, relating thereto.

         Section 16. Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

         Section 17. Consent to Jurisdiction.

         (a) Each of the parties hereby irrevocably and unconditionally submits to the exclusive jurisdiction of (i) the Chancery Court of the State of Delaware, (ii) the Superior Court of the State of Illinois and (iii) the United States District Court for the District of Delaware, for the purposes of any legal proceedings arising out of this Agreement (and agrees not to commence any legal proceedings relating hereto except in such courts). Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any legal proceedings arising out of this Agreement in (i) the Chancery Court of the State of Delaware, (ii)




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the Superior Court of the State of Delaware and (iii) the United States District
Court for the District of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such legal proceedings brought in any such court has been brought in an inconvenient forum.

         (b) EACH OF THE PARTIES IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE SELLERS OR CONEXANT IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

         Section 18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.



























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


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.



                                          CONEXANT SYSTEMS, INC.


                                          By:   /s/ Dwight W. Decker
                                                ---------------------------
                                                Name:  Dwight W. Decker
                                                Title:  Chairman & CEO



                                          SELLERS:




                                                /s/ JAMES D. BEATTY
                                          ---------------------------------
                                                JAMES D. BEATTY
                                                2314 Chasewood Drive
                                                Downers Grove, IL  60515




                                                /s/ MARK J. ERLENBORN
                                          ---------------------------------
                                                MARK J. ERLENBORN
                                                954 Honest Pleasure Drive
                                                Naperville, IL  60540




                                                /s/ ROGER J. GALE
                                          ---------------------------------
                                                ROGER J. GALE
                                                848 Boyd Court
                                                Batavia, IL  60510




                                                /s/ MYRON J. JEFFRIES
                                          ---------------------------------
                                                MYRON J. JEFFRIES
                                                1616 Apache Drive
                                                Naperville, IL  60563






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